EXHIBIT 24.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-60235 and 33-64583) of our report dated March 20, 1998 appearing on page F-2 of Intellicall, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
August 5, 1998